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                                                                     EXHIBIT 5.1

                            Neal, Gerber & Eisenberg
                       Two N. LaSalle Street, Suite 2200
                            Chicago, Illinois 60602



                               February 10, 1997


VIA ELECTRONIC TRANSMISSION
---------------------------

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

     Re:  Vistana, Inc.
          Registration Statement on Form S-1 (No. 333-19045)
          --------------------------------------------------

Gentlemen:

     We are counsel to Vistana, Inc., a Florida corporation (the "Company"), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Company's Registration Statement on Form S-1 (No. 333-19045), and amendments thereto (the "Registration Statement"), relating to the proposed offering by the Company and certain shareholders of the Company (the "Selling Shareholders") of an aggregate of 5,550,000 shares of the common stock, $.01 par value per share (the "Common Stock"), of the Company.

     As such counsel, we have examined the Registration Statement, the Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company, the Selling Shareholders and Montgomery Securities and Smith Barney, Inc., as representatives of the several underwriters, and such other papers, documents and certificates of public officials and certificates of officers of the Company as we have deemed necessary and appropriate as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. As to any facts material to this opinion, we have relied upon statements and representations (a) of the Company and its officers and other representatives, (b) of the Selling Shareholders and, if applicable, their officers and other representatives, and (c) of public officials.
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Securities and Exchange Commission
February 10, 1997
Page 2

     Based upon the foregoing, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the following opinions:

  1. The shares of Common Stock covered by the Registration Statement to be issued by the Company, when issued and paid for as described in the Registration Statement and the Underwriting Agreement, will be duly and validly issued, fully paid and nonassessable.

  2. The shares of Common Stock covered by the Registration Statement to be sold by the Selling Shareholders are duly and validly issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus contained therein.


                              Very truly yours,


                              /s/ Neal, Gerber & Eisenberg


                              Neal, Gerber & Eisenberg